UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dell Inc.

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On April 19, 2013, the Special Committee of Dell’s Board of Directors issued the following press release:

Dell Special Committee Receives Notice of Withdrawal from Blackstone

Round Rock, TX, April 19, 2013 — The Special Committee of the Board of Dell Inc. (NASDAQ: DELL) today announced that it has been informed by Blackstone Management Partners L.L.C. that the group led by Blackstone has decided not to submit a definitive proposal to acquire the Company and is withdrawing from the process.

Blackstone followed with a formal letter, the text of which is below:

Boulder Acquisition Corp.

c/o Blackstone Management Partners L.L.C.

April 18, 2013

STRICTLY PRIVATE AND CONFIDENTIAL

Special Committee of the Board of Directors of Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Alex Mandl, Presiding Director

Dear Alex,

I want to thank you, the Special Committee, and its advisors for inviting us into the process and for granting us due diligence access to Dell Inc. I also want to express our gratitude to Michael Dell and the management team for spending time with us and providing us with information and data relating to the business plan and financial forecasts of Dell.

You have asked for an update of our views after the intensive due diligence that we just completed. While we still believe that Dell is a leading global company with strong market positions, a number of significant adverse issues have surfaced since we submitted our letter proposal to you on March 22nd, including: (1) an unprecedented 14 percent market decline in PC volume in the first quarter of 2013, its steepest drop in history, and inconsistent with Management’s projections for modest industry growth; and (2) the rapidly eroding financial profile of Dell. Since our bid submission, we learned that the company revised its operating income projections for the current year to $3.0 billion from $3.7 billion.

For the reasons set forth above, among other reasons, on behalf of Boulder Acquisition Corp., Blackstone Management Partners, Francisco Partners, Insight Venture Partners, and Riverwood Capital, I regret to inform you that we will likely not pursue this opportunity. I would welcome the opportunity to speak to you to follow up on these matters and answer any questions that you may have.

Sincerely,

BOULDER ACQUISITION CORP.

By:	/S/
Name:	Chinh Chu

cc: Roger Altman, Evercore Partners

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.Dell.com. You may follow the Dell Investor Relations Twitter account at: http://twitter.com/Dellshares. To communicate directly with Dell, go to www.Dell.com/Dellshares.

Contacts for the Special Committee:

George Sard/Paul Verbinnen/Jim Barron/Matt Benson

Sard Verbinnen & Co.

(212) 687-8080

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a preliminary proxy statement and other documents relating to the proposed merger on March 29, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.